UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

PIERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor Boston, MA	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 857-246-8998

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2021, the board of directors (the “Board”) of Pieris Pharmaceuticals, Inc. (the “Company”) appointed Mr. Ahmed Mousa, the Company’s Senior Vice President, Corporate Operations and General Counsel, as Senior Vice President, Chief Business Officer and General Counsel of the Company, effective as of October 6, 2021. In this role, Mr. Mousa will continue to be responsible for oversight of the Company’s legal and intellectual property matters, quality assurance, and the Company’s Boston facility and will additionally oversee the areas of business development and portfolio management. In addition, Mr. Mousa will continue to serve as Corporate Secretary of the Company. Accordingly, the Board has designated Mr. Mousa as an executive officer of the Company and an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Mousa, age 37, joined the Company in January 2016 and has most recently served in the role of Senior Vice President, Corporate Operations and General Counsel. Prior to his tenure with the Company, from September 2013 to December 2015, Mr. Mousa was an attorney at Covington & Burling LLP. Mr. Mousa received his A.B. in Molecular and Cell Biology and Government from Cornell University, M.S. in Biotechnology from Johns Hopkins University, and J.D. from Georgetown University Law Center.

In addition, the Board appointed Mr. Thomas Bures, the Company’s Vice President, Finance and Treasurer, as Senior Vice President and Chief Financial Officer, effective as of October 6, 2021. Mr. Bures will continue to be designated as an executive officer of the Company, an “officer” for purposes of Section 16 of the Exchange Act, and as the Company’s principal financial officer and principal accounting officer.

Mr. Bures, age 47, joined the Company in December 2017 and has served in the role of Vice President, Finance, since then. Prior to his tenure with the Company, from June 2015 to December 2017, Mr. Bures served as Vice President and Corporate Controller of Genocea Biosciences. Prior to that, he served as Vice President and Assistant Controller of Parexel International. Mr. Bures received his B.A. in Accounting and Finance from the College of the Holy Cross.

In connection with Mr. Mousa’s appointment, Mr. Mousa and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other executive officers, which form is filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 333-190728) filed by the Company with the Securities and Exchange Commission on December 18, 2014. Under this agreement, the Company will agree, among other things, to indemnify Mr. Mousa for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s executive officers. The Company had previously entered into an indemnification agreement with Mr. Bures, which will remain in place.

In addition, the Company will enter into employment agreements with each of Mr. Mousa and Mr. Bures. The agreements with Mr. Mousa and Mr. Bures provide for a continuous term and may be terminated by either party provided that the terminating party provides 60 days’ written notice to the other party, or by the Company without notice for good cause. Mr. Mousa is eligible to receive an annual bonus of up to 40% of his annual base salary, and Mr. Bures is eligible to receive an annual bonus of up to 40% of his annual base salary, each based upon achievement of corporate performance objectives as determined by the Compensation Committee of the Board in its sole discretion. Mr. Mousa’s base salary under the agreement is $385,000, and Mr. Bures’ base salary under the agreement is $370,000.

Each employment agreement provides that if the employee’s employment is terminated (i) by us without cause or (ii) by him for good reason, then we must pay the employee (a) a lump-sum payment equal to nine months of his base salary, and (b) an amount equal to his health insurance premium, paid directly or as a reimbursement to the employee, for up to a maximum of nine months. The severance payment would be expressly conditioned on the employee executing and delivering to us a release of claims.

Each employment agreement also provides that if within 12 months following a change of control, the employee’s employment is terminated (i) by us without cause or (ii) by him for good reason, and the employee executes and delivers to us a release of claims, then he will receive (a) a lump-sum payment equal to 12 months of his base salary at the time of his termination, (b) his target bonus amount for the year in which the termination occurs, (c) an amount equal to 12 months of his health insurance premium, paid directly or as a reimbursement to the employee, and (d) all outstanding unvested equity awards will immediately vest in full and become exercisable following termination and any forfeiture restrictions will immediately lapse.

The employment agreements also contain (i) customary confidentiality obligations which are not limited by the term of the agreement, (ii) certain non-compete provisions extending during the term of the agreement and one year thereafter, and (iii) certain non-solicitation provisions during the term of the agreement and for one year thereafter. Each of Mr. Mousa and Mr. Bures also agreed to assign certain intellectual property rights to us.

The foregoing descriptions of the employment agreements are qualified in their entirety by reference to the copies of the agreements to be filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

Item 8.01. Other Events

On October 6, 2021, the Company issued a press release announcing the changes to the senior management team. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated October 6, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: October 6, 2021	/s/ Tom Bures
Tom Bures
Chief Financial Officer